                 Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
OFI Tremont Core Strategies Hedge Fund

     We consent to the use of our report  dated May 24, 2007 for the OFI Tremont
Core Strategies  Hedge Fund and to the references to our firm under the headings
"Financial  Highlights" and "Independent  Registered  Public Accounting Firm and
Legal Counsel" in the registration statement on Form N-2.

/s/ KPMG LLP
KPMG LLP

New York, New York
July 24, 2007